UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004 (October 29, 2004)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2004, Greif, Inc. (the “Company”) entered into an amendment to its Amended and Restated Senior Secured Credit Agreement, dated as of August 23, 2002, among Greif, Inc. and certain of its non-United States subsidiaries as borrowers, a syndicate of financial institutions, as lenders, Citigroup Global Market Inc. (formerly known as Salomon Smith Barney Inc.), as joint lead arranger and sole book-runner, CitiCorp North America, Inc., as administrative agent, Deutsche Bank Trust Company Americas and KeyBank National Association, as co-syndication agents, Sun Trust Bank, as documentation agent, and Deutsche Bank Securities, Inc., as joint lead arranger. The amendment allows any Receivables Company (defined below) incorporated, organized, or formed, as the case may be, in Europe to sell receivables to a third party in an aggregate amount at any time not to exceed the dollar equivalent of €60 million. The term “Receivables Company” means any special purpose wholly-owned subsidiary of the Company (or such other person reasonably agreed to by the Required Lenders) that purchases accounts receivable generated by any direct or indirect subsidiary of the Company in connection with a permitted receivables transaction. The full text of the amendment to the Amended and Restated Senior Secured Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c): Exhibits

Exhibit No.	Description
99.1	Consent and Amendment No. 2 to the Amended and Restated Senior Secured Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: November 4, 2004	By	/s/ John K. Dieker
John K. Dieker Vice President and Corporate Controller

INDEX TO EXHIBITS

Exhibit No	Description
99.1	Consent and Amendment No. 2 to the Amended and Restated Senior Secured Credit Agreement.